Exhibit 107
Calculation of Filing Fee Table
FORM S-3
(Form Type)

AEP Texas Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Maximum Aggregate Offering Price (1)	Fee Rate (1)	Amount of Registration Fee (1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	Unsecured Notes	457(r) (1)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
Total Offering Amounts						(1)		(1)
Total Fees Previously Paid								N/A
Total Fee Offsets								$65,460
Net Fee Due								(1)

Exhibit 107
Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims		N/A	N/A	N/A		N/A
Fee Offset Sources	N/A	N/A	N/A		N/A						N/A
Rule 457(p)
Fee Offset Claims	AEP Texas Inc.	S-3	333-253585	March 10, 2021		$65,460 (2)	Debt	Unsecured Notes	(2)	$600,000,000
Fee Offset Sources	AEP Texas Inc.	S-3	333-253585		March 10, 2021						$272,750

(1) There are being registered hereunder a presently indeterminate principal amount or number of Unsecured Notes. An indeterminate aggregate initial offering price and amount of the securities of the identified class is being registered as may from time to time be offered at indeterminate prices. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.
(2) The Company previously registered an indeterminate number of Unsecured Notes having an aggregate offering price up to $2,500,000,000 on a Registration Statement on Form S-3 (File No. 333-253585) on February 26, 2021 which was declared effective on March 10, 2021 (the “Prior Registration Statement”). The Company paid a filing fee of $272,750 in connection with such registration. In connection therewith, $600,000,000 of the Unsecured Notes remain unsold, leaving $65,460 in previously paid fees available for future offset. Pursuant to Rule 457(p) under the Securities Act, the Company is using $65,460 of the unused filing fees to offset the filing fee payable in connection with this filing. In accordance with Rule 457(p), the offering of securities registered under the Prior Registration Statement has been terminated.